UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into Material Definitive Agreement.

On October 23, 2017, Shepherd’s Finance, LLC (the “Company”) entered into a Line of Credit Agreement (the “LOC Agreement”) with Paul Swanson (the “Lender”). Pursuant to the LOC Agreement, the Lender will provide the Company with a revolving line of credit (the “Line of Credit”) not to exceed $4,000,000. The LOC Agreement is effective as of October 23, 2017 and will terminate 15 months after that date unless extended by the Lender for one or more additional 15 month periods. The Company may terminate the LOC Agreement by providing the Lender with notice at least 60 days in advance of the original termination or any renewal termination date.

The Line of Credit requires monthly payments of interest only during the term of the Line of Credit, with the principal balance due upon termination. The unpaid principal amounts advanced on the Line of Credit bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 9%. The Company may, at its option, choose to prepay the principal, interest, or other amounts due from the Company under the Line of Credit in whole or in part at any time.

The Company is pledging, and will continue to pledge in the future, certain of its commercial loans as collateral for the Line of Credit (the “Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of October 23, 2017. The amount outstanding under the Line of Credit may not exceed 67% of the aggregate amount outstanding on the Collateral Loans then pledged to secure the Line of Credit. The Company’s obligation to repay the Line of Credit is evidenced by two Promissory Notes from the Company dated October 23, 2017 (the “Promissory Notes”), one evidencing a promise to repay the secured portion of the Line of Credit and one evidencing a promise to repay the unsecured portion of the Line of Credit.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Custodian”) will serve as the custodian to hold the Collateral Loans for the benefit of the Lender pursuant to the Custodial Agreement dated as of October 23, 2017 between the Company, the Lender, and the Custodian. The Custodian is owned by R. Scott Summers, an investor in the Company’s public notes offering and the son of Kenneth R. Summers, one of the Company’s independent managers. The Custodian is responsible for certifying to the Lender that it has received the relevant Collateral Loan assignment documentation from the Company. The Company is responsible for paying the Custodian’s monthly fee, which is equal to 1% interest on the amount of the Collateral Loans outstanding in the Custodian’s custody.

The descriptions of the Line of Credit, the LOC Agreement, the Promissory Notes, and the Collateral Assignment of Notes and Documents above are qualified in their entirety by the LOC Agreement, the Unsecured Promissory Note, the Secured Promissory Note, and the Collateral Assignment of Notes and Documents attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K. Copies of the LOC Agreement, the Promissory Notes, and the Collateral Assignment of Notes and Documents are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 1.01 disclosure.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Line of Credit Agreement between the Company and the Lender dated as of October 23, 2017
10.2	Unsecured Promissory Note from the Company to the Lender dated as of October 23, 2017
10.3	Secured Promissory Note from the Company to the Lender dated as of October 23, 2017
10.4	Collateral Assignment of Notes and Document between the Company and the Lender dated as of October 23, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: October 27, 2017	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager